Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the Third Quarter Ended December 31, 2007

  Net Investment Income for the quarter ended December 31, 2007 was $3.7 million, or $0.23 per common share
  Net Investment Income for the nine months ended December 31, 2007 was $9.6 million, or $0.58 per common share

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Investment Corp. (NASDAQ:GAIN) (the “Company”) today announced earnings for the third quarter ended December 31, 2007. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for the quarter ended December 31, 2007 was $3,746,226, or $0.23 per share, as compared to $2,898,068, or $0.18 per share, for the quarter ended December 31, 2006. Net Investment Income for the nine months ended December 31, 2007 was $9,629,308, or $0.58 per share, as compared to $8,363,118, or $0.51 per share, for the nine months ended December 31, 2006.

Net Increase in Net Assets Resulting from Operations for the quarter ended December 31, 2007 was $5,108,919, or $0.31 per share, as compared to Net Increase in Net Assets Resulting from Operations of $2,684,543, or $0.16 per share, for the quarter ended December 31, 2006. Net Increase in Net Assets Resulting from Operations for the nine months ended December 31, 2007 was $9,012,310, or $0.54 per share, as compared to $6,809,635, or $0.41 per share, for the nine months ended December 31, 2006.

Total assets were $372,028,506 at December 31, 2007, as compared to $323,590,215 at March 31, 2007. Net asset value was $13.31 per actual common share outstanding at December 31, 2007, as compared to $13.46 per actual common share outstanding at March 31, 2007.

The annualized weighted average yield on the Company’s portfolio of investments, excluding cash and cash equivalents, was 9.05% for the three months ended December 31, 2007 compared to 9.41% for the three months ended December 31, 2006. The annualized weighted average yield on the Company’s portfolio for the nine months ended December 31, 2007 was 9.05% compared to 10.03% for the nine months ended December 31, 2006.

During the third quarter ended December 31, 2007, the Company recorded the following activity:

  Invested approximately $20.5 million in senior and subordinated debt, a revolving credit facility and preferred and common equity of Cavert II Holding Corp.;
  Invested approximately $16.9 million in senior debt, a revolving credit facility and preferred and common equity of Danco Acquisition Corp.;
  Received $9.8 million from the full repayment of two syndicated loan participations; and
  Received $9.9 million from the partial sale of two syndicated loan participations.

At December 31, 2007, the Company held 51 Non-Control/Non-Affiliate investments, 6 Control investments and 2 Affiliate investments, totaling an aggregate cost basis of approximately $356 million and a fair value of approximately $352 million.

Condensed Schedule of Investments
December 31, 2007

Investment Type	Cost	Fair Value
Total Non-Control/Non-Affiliate Investments	$185,137,185	$174,066,264
Total Control Investments	136,536,484	143,192,123
Total Affiliate Investments	34,454,244	34,772,730
Total Investments	$356,127,913	$352,031,117

“Since the inception of our fund in September 2005, we have invested over $500 million, resulting in the full investment of our IPO proceeds as well as borrowings under our $200 million credit facility. We continue to add proprietary investments to our portfolio using leverage, thereby increasing returns to stockholders. We continue to see good opportunities for our company and expect to close more investments as the year progresses,” said Chip Stelljes, President and Chief Investment Officer.

Subsequent to December 31, 2007, the Company declared monthly cash dividends of $0.08 per common share for each of the months of January, February and March 2008.

The Company will hold a conference call on Friday, February 1, 2008 at 8:30 am ET to discuss fiscal third quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

A replay of the conference call will be available through March 4, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 270241. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available for replay on the Company’s website.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Additional information can be found at http://www.GladstoneInvestment.com.

For further information, contact Kerry Finnegan at 703-287-5893.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future performance of the Company. Words such as “should,” “believes,” “feel,” “expects,” “projects,” “strive,” “goals,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company’s prospectus filed with the Securities and Exchange Commission on December 19, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended	Three months ended
	December 31, 2007	December 31, 2006

INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$3,891,918	$2,586,171
Control investments	2,865,843	1,264,451
Affiliate investments	700,494	114,668
Cash and cash equivalents	79,502	332,586
Total interest income	7,537,757	4,297,876
Other income	6,244	1,492
Total investment income	7,544,001	4,299,368

EXPENSES
Base management fee	497,632	551,235
Loan servicing fee	1,287,013	508,691
Administration fee	211,159	124,101
Interest expense	2,381,227	68,748
Amortization of deferred finance costs	169,329	91,392
Professional fees	90,255	186,537
Stockholder related costs	25,083	28,643
Insurance expense	46,719	60,696
Directors fees	54,709	54,800
Taxes and licenses	41,886	41,550
General and administrative expenses	38,644	60,132
Expenses before credit from Adviser	4,843,656	1,776,525
Credits to base management fee	(1,045,881)	(375,225)
Total expenses net of credit to base management fee	3,797,775	1,401,300
NET INVESTMENT INCOME	3,746,226	2,898,068

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized loss on sale of Non-Control/Non-Affiliate investments	(146,034)	(2,283)
Net unrealized depreciation of Non-Control/Non-Affiliate investments	(2,835,448)	(52,814)
Net unrealized appreciation (depreciation) of Control investments	4,487,562	(158,428)
Net unrealized depreciation of Affiliate investments	(148,387)	-
Net unrealized appreciation derivative	5,000	-
Net loss on investments	1,362,693	(213,525)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,108,919	$2,684,543

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.31	$0.16

SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	16,560,100	16,560,100
GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine months ended	Nine months ended
	December 31, 2007	December 31, 2006

INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$11,220,467	$6,938,026
Control investments	8,043,247	3,711,056
Affiliate investments	1,501,944	114,668
Cash and cash equivalents	193,613	1,610,506
Total interest income	20,959,271	12,374,256
Other income	40,828	2,478
Total investment income	21,000,099	12,376,734

EXPENSES
Base management fee	1,309,951	2,214,437
Loan servicing fee	3,741,082	508,691
Administration fee	646,740	364,351
Interest expense	5,818,564	68,748
Amortization of deferred finance costs	595,532	91,392
Professional fees	356,176	354,325
Stockholder related costs	220,312	187,509
Insurance expense	182,789	200,933
Directors fees	176,981	154,300
Taxes and licenses	125,018	139,994
General and administrative expenses	130,121	104,161
Expenses before credit from Adviser	13,303,266	4,388,841
Credits to base management fee	(1,932,475)	(375,225)
Total expenses net of credit to base management fee	11,370,791	4,013,616
NET INVESTMENT INCOME	9,629,308	8,363,118

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized loss on sale of Non-Control/Non-Affiliate investments	(197,712)	(944)
Net unrealized depreciation of Non-Control/Non-Affiliate investments	(10,671,793)	(1,189,598)
Net unrealized appreciation (depreciation) of Control investments	9,941,521	(362,941)
Net unrealized appreciation of Affiliate investments	305,986	-
Net unrealized appreciation derivative	5,000	-
Net loss on investments	(616,998)	(1,553,483)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$9,012,310	$6,809,635

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.54	$0.41

SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	16,560,100	16,560,100
GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(UNAUDITED)

	December 31,	March 31,
	2007	2007

ASSETS
Non-Control/Non-Affiliate investments (Cost 12/31/07: $185,137,185; 3/31/07: $138,567,741)	$174,066,264	$138,168,612
Control investments (Cost 12/31/07: $136,536,484; 3/31/07: $116,302,372)	143,192,123	113,016,491
Affiliate investments (Cost 12/31/07: $34,454,244; 3/31/07: $19,750,000)	34,772,730	19,762,500
Total investments at fair value (Cost 12/31/07: $356,127,913; 3/31/07: $274,620,113)	352,031,117	270,947,603
Cash and cash equivalents	13,288,669	37,788,941
Interest receivable	1,965,776	1,306,090
Prepaid insurance	123,943	83,819
Deferred finance costs	462,210	627,960
Due from Custodian	3,412,644	12,694,985
Due from Adviser	253,684	20,383
Other assets	490,463	120,434
TOTAL ASSETS	$372,028,506	$323,590,215

LIABILITIES
Due to Administrator	$211,159	$162,244
Due to Adviser	-	-
Borrowings under line of credit	150,462,500	100,000,000
Accrued expenses	910,800	523,698
Other liabilities	71,205	85,764
Total Liabilities	151,655,664	100,771,706
NET ASSETS	$220,372,842	$222,818,509

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized and 16,560,100 shares issued and outstanding	$16,560	$16,560
Capital in excess of par value	230,065,064	230,096,572
Net unrealized depreciation of investment portfolio	(4,096,797)	(3,672,510)
Net unrealized appreciation of derivative	5,000	-
Distributions in excess of net investment income	(5,616,985)	(3,622,113)
Total Net Assets	$220,372,842	$222,818,509
Net assets per share	$13.31	$13.46

GLADSTONE INVESTMENT CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three months ended	Three months ended
	December 31, 2007	December 31, 2006
Per Share Data (1)
Balance at beginning of period	$13.24	$13.71

Income from investment operations:
Net investment income (2)	0.23	0.18
Realized loss on sale of investments (2)	(0.01)	-
Net unrealized appreciation (depreciation) of investments (2)	0.09	(0.02)
Net unrealized appreciation of derivative (2)	-	-
Total from investment operations	0.31	0.16
Distributions	(0.24)	(0.21)
Net asset value at end of period	$13.31	$13.65

Per share market value at beginning of period	$12.84	$14.46
Per share market value at end of period	9.81	15.31
Total Return (3)	-21.93%	7.38%
Shares outstanding at end of period	16,560,100	16,560,100

Ratios/Supplemental Data
Net assets at end of period	$220,372,842	$226,085,756
Average net assets (4)	$218,176,005	$225,338,878
Ratio of expenses to average net assets (5) (6)	8.88%	3.15%
Ratio of net expenses to average net assets (5) (7)	6.96%	2.49%
Ratio of net investment income to average net assets (5)	6.87%	5.14%
(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.
(4)	Calculated using the average of the ending monthly net assets for the respective periods.
(5)	Amounts are annualized.
(6)	Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
(7)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

GLADSTONE INVESTMENT CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Nine months ended	Nine months ended
	December 31, 2007	December 31, 2006
Per Share Data (1)
Balance at beginning of period	$13.46	$13.88

Income from investment operations:
Net investment income (2)	0.58	0.51
Realized loss on sale of investments (2)	(0.01)	-
Net unrealized depreciation of investments (2)	(0.03)	(0.11)
Net unrealized appreciation of derivative (2)	-	-
Total from investment operations	0.54	0.40
Distributions	(0.69)	(0.63)
Net asset value at end of period	$13.31	$13.65

Per share market value at beginning of period	$14.87	$14.90
Per share market value at end of period	9.81	15.31
Total Return (3)	-30.31%	7.28%
Shares outstanding at end of period	16,560,100	16,560,100

Ratios/Supplemental Data
Net assets at end of period	$220,372,842	$226,085,756
Average net assets (4)	$221,452,960	$226,399,367
Ratio of expenses to average net assets (5) (6)	8.01%	2.59%
Ratio of net expenses to average net assets (5) (7)	6.85%	2.36%
Ratio of net investment income to average net assets (5)	5.80%	4.93%
(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.
(4)	Calculated using the average of the ending monthly net assets for the respective periods.
(5)	Amounts are annualized.
(6)	Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
(7)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT:
Gladstone Investment Corporation
Kerry Finnegan, 703-287-5893